Exhibit 99.1

NuPathe to Present Additional Migraine Patch Data at International Headache Congress

Data Demonstrate a Low Rate of Triptan-Related Adverse Events throughout

12 Month Safety Trial

CONSHOHOCKEN, PA — (Marketwire) — June 23, 2011 — NuPathe Inc. (NASDAQ: PATH), a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders, today announced that additional safety data from a 12 month study of its transdermal patch for migraine will be presented at the 15th Congress of the International Headache Society (IHS) this week in Berlin.

The 12 month study (NP101-008) was an open-label trial designed to assess the long-term safety and efficacy of the migraine patch (known as Zelrix and NP101). A total of 183 patients were enrolled and applied at least one migraine patch. More than 2,000 patches were applied during the course of the trial. Top-line results of this 12 month study were announced in October 2010 with additional results presented at the annual meeting of the American Headache Society earlier this month. These data showed that the migraine patch maintained a consistent efficacy and safety profile with repeat use over 12 months. These data also showed that patients exhibited a very low incidence of triptan-related adverse events such as numbness of the extremities and paresthesias or tingling.

The following additional data for the migraine patch showing the percentage of patients with triptan-related adverse events throughout the course of the study will be presented at the IHS Congress.

•     During month one of the study, only 1.6 percent of patients reported triptan-related adverse events.

•     During months two through 12, no patients reported triptan-related adverse events.

“Many migraine patients delay or skip their medication because of fear of adverse events, including triptan-related ones, as well as because of migraine-related nausea and vomiting,” said study investigator Timothy Smith, MD, RPh, FACP, vice president of research, Mercy Health Research, Center for Innovative Care, Sisters of Mercy Health System, St. Louis, MO. “The efficacy data for headache pain and nausea in this study, combined with the very low incidence of triptan-related adverse events, further demonstrate the potential of NuPathe’s migraine patch to address the unmet needs of millions of migraine patients facing these issues.”

The additional safety data complement previously announced efficacy data from the study for all migraines treated during the 12 months of the study as measured after two hours of treatment: 58 percent of patients experienced headache pain relief, and 79 percent were nausea free. These results are significant because during a migraine attack many patients suffer from one or more gastrointestinal (GI) issues, including migraine-related nausea or MRN. These GI issues can cause patients to delay or avoid using oral medications and interfere with how the medication is absorbed in the body. Zelrix was well tolerated in this study. The most common adverse events were related to the patch application site and included application site itching (21 percent of patients), application site pain (21 percent), and application site hypersensitivity (6 percent).

“We believe our migraine patch, if approved, will provide an attractive option for the millions of underserved migraine patients who could benefit from a well-tolerated non-oral treatment,” said Mark Pierce, MD PhD, chief scientific officer of NuPathe. “The data to date show that our migraine patch consistently addresses both headache pain and MRN while minimizing associated triptan-related adverse events.”

NuPathe’s New Drug Application (NDA) for NP101 is currently under review by the U.S. Food and Drug Administration with a Prescription Drug User Fee Act (PDUFA) date, the target date for the FDA to complete its review of the NDA, of August 29, 2011.

About Migraine

Migraine is a neurological disorder that affects approximately 31 million adults in the U.S. In addition to a debilitating headache, most migraine patients suffer from one or more significant gastrointestinal problems, including nausea, vomiting, and a compromised ability to digest, known as decreased gastric motility. The nausea and fear of vomiting associated with a migraine make it difficult for many patients to take oral medications, while reduced gastric motility may affect the efficacy of oral medications.

About Zelrix (NP101)

Zelrix is an active, single-use, transdermal sumatriptan patch being developed for the treatment of migraine. Zelrix is designed to provide migraine patients fast onset and sustained relief through a tolerable, non-oral route of administration with low incidence of triptan-related adverse events including chest tightness, chest heaviness, numbness of the extremities, and paresthesias or tingling. Zelrix may provide an attractive treatment option for millions of migraine patients because it avoids the need for oral administration. Many migraine patients delay or avoid treatment with oral medications as a result of underlying migraine-related nausea and vomiting. In addition, the absorption of oral medications may be compromised during a migraine, which may adversely affect the efficacy of such medications. Zelrix is powered by SmartRelief™, NuPathe’s proprietary transdermal delivery technology. SmartRelief consists of a controlled delivery technology that uses a mild electrical current to actively transport medication through the skin using a process called iontophoresis.

About NuPathe

NuPathe Inc. (www.nupathe.com) is a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system including neurological and psychiatric disorders. NuPathe’s lead product candidate, Zelrix, is an active, single-use, transdermal sumatriptan patch being developed for the treatment of migraine. In addition to Zelrix, NuPathe has two additional proprietary product candidates: NP201 for the continuous symptomatic treatment of Parkinson’s disease, which the company plans to partner, and NP202 in preclinical development for the long-term treatment of schizophrenia and bipolar disorder.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the presentation of data at the IHC meeting; the interpretation of study data; the efficacy, safety and tolerability of Zelrix; the ability to obtain, and timing of, FDA approval of Zelrix; and the potential benefits of, and market for, Zelrix.

Forward-looking statements are based upon management’s current expectations and beliefs and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from those indicated herein including, among others: varying interpretation of study data from the referenced trials; serious adverse events or other safety risks that could require NuPathe to abandon or delay development of, or preclude or limit approval of, Zelrix; NuPathe’s ability to obtain marketing approval for and commercialize Zelrix; and the risks, uncertainties and other factors discussed in NuPathe’s Annual Report on Form 10-K for the year ended December 31, 2010 under the caption “Risk Factors” and elsewhere in such report, which is available on NuPathe’s website at www.nupathe.com in the “Investor Relations — SEC Filings” section. While NuPathe may update certain forward-looking statements from time to time, it specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. You are cautioned not to place undue reliance on any forward-looking statements.

Contact Information:

MEDIA CONTACTS

Dr. Mark Pierce

Chief Scientific Officer

NuPathe Inc.

(484) 567-0130

Sarah Shapiro

Marina Maher Communications, Inc.

(203) 685-5436

SShapiro@mahercomm.com

INVESTOR CONTACTS

John Woolford

(443) 213-0506

john.woolford@westwicke.com

Keith A. Goldan

Vice President, Chief Financial Officer

NuPathe Inc.

(484) 567-0130